Exhibit 21.1


                      Raintree Resorts International, Inc.

                                  Subsidiaries
                          (formed under the laws of the
                    United States unless otherwise indicated)


Raintree North American Resorts, LLC
Canaries Future,  SL+

   CR Resorts Parent Nominee Holding, LLC
   CR Resorts Capital,  S.  de  R.L. de C.V. *
   CR Resorts Holding,  S.  de  R.L. de C.V. *

       Timeshare Nominee Holding, LLC
       CR Resorts Remainder Company,  S.  de R.L.  de C.V. *
       Top Acquisitions Sub,  S.  de  R.L.  de C.V. *

            CR Resorts Cancun,  S.  de  R.L.  de C.V. *
            CR Resorts Cabos,  S.  de R.L.  de C.V. *
            CR Resorts Puerto Vallarta,  S.  de R.L.  de C.V.*
            Desarrollos Turisticos Regina,  S.  de R.L.  de C.V.*

                 Corporacion Habitacional Mexicana, S.A.  de C.V.*
                 Desarollos Turisticos Integrales Cozumel, S.A. de C.V.* Corporacion Mexitur, S.A. de C.V. *
                 Servicios Turistiscos Integrales Cobamex,  S.A.  de C.V. *
                 Club Regina,  S.A.  de C.V. *
                 CR Resorts Cancun Timeshare Trust Co., S. de R.L. de C.V. * CR Resorts Cabos Timeshare Trust Co., S. de R.L. de C.V. *
                 CR Resorts Puerto Vallarta Timeshare Co., S. de R.L. de C.V.* Promotora Villa Vera, S. de R.L. de C.V. *
                 Villa Vera Resort,  S.  de R.L.  de C.V. *
                 Los Cabos Express Intercity,  S.  de R.L.  de C.V. *
                 Regina Cabo West,  S.  de R.L.  de C.V. *
                 Operadora RT Resorts,  S.  de R.L.  de C.V. *
                 Servicios Bugambilias,  S.  de R.L.  de C.V. *

Raintree Resorts International Canada Ltd.  **

   Northface Realty Co. Ltd. **
   Whiski Jack Resorts Ltd. **
       Whistler Rental Accommodation Centre Ltd. **
       Whistler Valley Adventure Centre, Ltd. **
       Whistler Central Reservations Ltd. **

Raintree Resorts Canada, L.L.C.

   Raintree Resorts Holding ULC **

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+     Formed under the laws of Spain.
*     Formed under the laws of the United Mexican States
**    Formed under the laws of Canada